Exhibit 23.1

Jaspers + Hall, PC

CERTIFIED PUBLIC ACCOUNTANTS

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

To Whom It May Concern:

We have issued our report dated July 11, 2005, accompanying the financial statements of Internet Acquisition Group, Inc. on Form SB-2 for the period ended December 31, 2004. We hereby consent to the reference to being named in the section “Interest of Named Experts and Counsel” and inclusion of said reports in the Registration Statement of Internet Acquisition Group, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Jaspers + Hall, PC

Japers + Hall, PC

August 24, 2005